UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________________

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Apollo Realty Income Solutions, Inc.

(Name of Registrant as Specified In Its Charter)

________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE

The following material relates to the adjourned 2024 annual meeting of stockholders of Apollo Realty Income Solutions, Inc. convened on November 20, 2024, furnished to its stockholders in connection with the solicitation of proxies by its board of directors.

ADDITIONAL INFORMATION ABOUT THE ADJOURNMENT OF THE ANNUAL MEETING OF STOCKHOLDERS OF APOLLO REALTY INCOME SOLUTIONS, INC.

On November 20, 2024 at 1:00 p.m. Eastern Time, Apollo Realty Income Solutions, Inc. (the “Company”) convened its 2024 annual meeting of stockholders (the “Annual Meeting”), which was adjourned without any business being conducted due to lack of the required quorum.

The Annual Meeting will reconvene virtually on December 20, 2024 at 1:00 p.m. Eastern Time, to provide the Company’s stockholders additional time to vote on the proposals described in the definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on September 6, 2024 (the “Proxy Statement”). No changes have been made in the proposals to be voted on by stockholders at the Annual Meeting. Stockholders will be able to attend the reconvened Annual Meeting via a live webcast by registering in advance at www.proxyvote.com by 11:59 p.m. Eastern Time, on December 19, 2024.

The record date for determining stockholder eligibility to vote at the reconvened Annual Meeting will remain the close of business on August 22, 2024. Proxies previously submitted in respect of the Annual Meeting will be voted at the reconvened Annual Meeting unless properly revoked, and stockholders who have already submitted a proxy to vote their shares need not take any action.

The Company’s board of directors unanimously recommends that stockholders vote “FOR” all proposals.

PLEASE READ THIS MATERIAL CAREFULLY IN CONJUNCTION WITH THE PROXY STATEMENT AND OTHER PROXY MATERIALS.